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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan of our reports dated January 28, 1997, except as to Note 12, as to which the date is March 31, 1997, with respect to the financial statements of Infoseek Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP


                                        /s/ Ernst & Young LLP




San Jose, California
March 31, 1997